          THIS AGREEMENT is entered into this 5th day of October, 1992, by and between VALLEY WELDING SUPPLY COMPANY, a corporation having its principal office at 67 43rd St., Wheeling, West
Virginia 26003, hereinafter called the "Corporation, and JOHN
BUSHWACK, a resident of 2920 Seminary Road, Greensburg,
Pennsylvania  15601, hereinafter called the "Employee".

          WITNESS:
          -------

          WHEREAS, the Employee has been employed by the Corporation for a number of years, and is currently employed by the Corporation;

          WHEREAS, the Corporation is motivated to retain the valuable services and business counsel of the Employee and to induce the Employee to remain in his employment capacity with the Corporation;

          WHEREAS, the Corporation wishes to retain the Employee in order to prevent a financial loss which the Corporation would incur if the Employee were to leave;

          WHEREAS, the Employee is willing to continue in the employment of the Corporation;

          WHEREAS, the Employee is considered a highly compensated employee or member of a select management group of the Corporation.

          NOW, THEREFORE, the parties agree as follows:

          1.   CONDITIONS.
               ----------

               a. The payment of benefits to the Employee or his designated recipient(s) under this Agreement is conditioned upon the continuous employment of the Employee with the Corporation

(including periods of disability and authorized leaves of absence as described in this Agreement) until his retirement or his death, whichever is the sooner, and upon the Employee's compliance with the terms of this Agreement.

               b. Payment of benefits is further conditioned upon the Employee not acting in any similar employment capacity for any business enterprise which competes to a substantial degree with the Corporation, nor engaging in any activity involving substantial competition with the Corporation, during his employment with the Corporation, after his retirement from the Corporation or after his prior disability while he is receiving benefits, without the prior written consent of the Corporation.

          2.   PRERETIREMENT DEATH BENEFIT.
               ---------------------------

               a. If the Employee dies during the period of his active employment, or during a disability as defined under
Section 3 of this Agreement, payments shall be made as provided in the attached "Schedule A", made a part hereof.

               b.   Such payments shall be made by the
Corporation to such person(s) as the Employee shall designate in writing prior to his death. The Employee shall have the right to change the designated recipient(s) of these payments by presenting a written amendment to the Corporation prior to his death in a form as provided in "Schedule B", attached hereto and made a part hereof.

               c. If the Employee's spouse is the designated beneficiary of these payments, and the spouse shall begin receiving payment but dies prior to receiving all payments, the balance of the payments shall be paid to the spouse's estate. In the event the Employee shall fail to designate a recipient prior to his death, the payments shall be made to the Employee's surviving spouse as provided above, if alive; otherwise to the Personal Representative of the Employee's estate.

               d. However, this benefit shall not be payable if the Employee's death results from suicide, whether sane or insane, within two years after the execution of this Agreement.

          3.   DISABILITY BENEFIT.  If prior to the retirement of
               ------------------
the employee, such Employee becomes totally and permanently disabled as the result of an injury or a sickness, and such total disability prevents the Employee from performing all of the substantial and material duties of his regular occupation, the Corporation agrees to pay the Employee payments in the sum of $1,000 per year for a maximum period of five (5) years, as long as the said disability exists, payable in equal monthly installments. If, after this five year period of disability, the Employee is unable to perform all of the substantial and material duties of any occupation for which he is reasonably fitted by education, training or experience and such disability is the result of injury or sickness, the Corporation will continue the said $1,000 annual payments, payable in equal monthly installments for the duration of his/her disability or until age 65, whichever occurs first.

          4.   SALARY CONTINUATION AND POSTRETIREMENT DEATH
               --------------------------------------------
BENEFIT.  If the Employee is still in the employ of the
-------
Corporation at retirement under this Agreement, whether or not disabled, the Corporation shall, within thirty (30) days after the Employee's retirement, commence monthly payments as provided in the attached "Schedule C", made a part hereof. The Corporation shall withhold federal and state income taxes from these payments to the extent required by the law in effect at the time these payments are made. In the event the Employee should die after these payments have begun, but before the end of the eighty-four monthly payments, the unpaid balance of the payments due shall be continued to be paid by the Corporation to the recipient as designated in Section 2 herein.

          5.   NAMED FIDUCIARY AND CLAIMS PROCEDURE.
               ------------------------------------

          A. The Named Fiduciary of the plan for purposes of the claims procedure under this Agreement is the Secretary of the Corporation; currently Lawrence E. Bandi.

               1. The business address and telephone number of the Named Fiduciary under this Agreement is: Address: 67
43rd St., Wheeling, West Virginia 26003; telephone: (304) 232-
1541.

               2.   The Corporation shall have the right to
change the Named Fiduciary of the plan created under this Agreement. The Corporation shall also have the right to change the address and telephone number of the Named Fiduciary. The Corporation shall give the Employee written notice of any change of the Named Fiduciary, or any change in the address and telephone number of the Named Fiduciary.

          B. Benefits shall be paid in accordance with the provisions of this Agreement. The Employee, or a designated recipient, or any other person claiming through the Employee (hereinafter collectively referred to as the "Claimant") shall make a written request for the benefits provided under this Agreement. This written claim shall be mailed or delivered to the Named Fiduciary.

          C. If the claim is denied, either wholly or partially, notice of the decision shall be mailed to the claimant within a reasonable time period. This time period shall not exceed more than 90 days after the receipt of the claim by the Named
Fiduciary.

          D. The Named Fiduciary shall provide a written notice to every Claimant who is denied a claim for benefits under this Agreement. The notice shall set forth the following information:

               1.   the specific reasons for the denial;

               2. the specific reference to pertinent plan provisions on which the denial is based;

               3. a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary;
and

               4. appropriate information and explanation of the claims procedure under this Agreement so to permit the Claimant to submit his claim for review.

          All of this information shall be set forth in the notice in a manner calculated to be understood by the Claimant.

          E. The Claims procedure under this Agreement shall allow the Claimant a reasonable opportunity to appeal a denied claim and to get a full and fair review of that decision from the Named Fiduciary.

               1. The Claimant shall exercise his right of appeal by submitting a written request for a review of the denied claim to the Named Fiduciary. This written request for review must be submitted to the Named Fiduciary within sixty (60) days after receipt by the Claimant of the written notice of denial.

               2. The Claimant shall have the following rights under this appeal procedure:

                    a.   to request a review upon written
application to the Named Fiduciary;

                    b.   to review pertinent documents with
regard to the employee benefit plan created under this Agreement;

                    c.   the right to submit issues and comment
in writing;

                    d.   to request an extension of time to make
a written submission of issues and comments; and

                    e.   to request that a hearing be held to
consider Claimant's appeal.

          F. The decision on the review of the denied claim shall promptly be made by the Named Fiduciary:

               1. within sixty (60) days after the receipt of the request for review if no hearing is held; or

               2. within one hundred twenty (120) days after the receipt of the request for review, if an extension of time is necessary in order to hold a hearing.

                    a.   If an extension of time is necessary in
order to hold a hearing, the Named Fiduciary shall give the Claimant written notice of the extension of time and of the hearing. This notice shall be given prior to any extension.

                    b.   The written notice of extension shall
indicate that an extension of time will occur in order to hold a hearing on Claimant's appeal. The notice shall also specify the place, date, and time of that hearing and the Claimant's opportunity to participate in the hearing. It may also include any other information the Named Fiduciary believes may be important or useful to the Claimant in connection with the appeal.

          G. The decision to hold a hearing to consider the Claimant's appeal of the denied claim shall be within the sole discretion of the Named Fiduciary, whether or not the Claimant requests such a hearing.

          H. The Named Fiduciary's decision on review shall be made in writing and provided to the Claimant within the specified time periods in Paragraph F. This written decision on review shall contain the following information:

               1.   the decision(s);

               2.   the reasons for the decision(s); and

               3. specific references to the plan provisions of the Agreement on which the decision(s) is/are based.

               All of this information shall be written in a manner calculated to be understood by the Claimant.

          6.   NATURE OF EMPLOYER'S OBLIGATION.  The
               -------------------------------
Corporation's obligations under this Agreement shall be an unfunded and unsecured promise to pay. The Corporation shall not be obligated under any circumstances to fund its financial obligations under this Agreement. Any assets which the Corporation may acquire to help cover its financial liabilities are and remain general assets of the Corporation subject to the claims of its creditors. Neither the Corporation nor the plan created by this Agreement gives the Employee any beneficial ownership interest in any asset of the Corporation. All rights of ownership in any such assets are and remain in the Corporation.

          7.   EMPLOYMENT RIGHTS.
               -----------------

               a. This Agreement shall not be deemed to create a contract of employment between the Corporation and the Employee and shall create no right in the Employee to continue in the Corporation's employ for any specific period of time, or to create any other rights in the Employee or obligations on the part of the Corporation, except as are set forth in this Agreement. Nor shall this Agreement restrict the right of the Corporation to terminate the Employee for cause, or restrict the right of the Employee to terminate his employment.

               b. "Cause" as defined in this Agreement shall mean:

                    1.   incompetence

                    2.   insubordination or disloyalty

                    3.   conviction or a plea of nolo contendre
                                                 --------------
in a felony case

                    4.   intoxication

                    5.   drug addiction

          8.   EMPLOYEE RIGHT TO ASSETS.
               ------------------------

               a. The rights of the Employee, any designated recipient of the Employee, or any other person claiming through the Employee under this Agreement, shall be solely those of an unsecured general creditor of the Corporation. The Employee, the designated recipient of the Employee, or any other person claiming through the Employee, shall have the right to receive those payments specified under this Agreement only from the Corporation, and has no right to look to any specific or special property separate from the Corporation to satisfy a claim for benefit payments.

               b. The Employee agrees that he, his designated recipient, or any other person claiming through him shall have not rights or beneficial ownership interest whatsoever in any general asset that the Corporation may acquire or use to help support its financial obligations under this Agreement. Any such general asset used or acquired by the Corporation in connection with the liabilities it has assumed under this Agreement, shall not be deemed to be held under any trust for the benefit of the Employee or his designated recipients. Nor shall any such general asset be considered security for the performance of the obligations of the Corporation. Any such asset shall remain a general, unpledged, and unrestricted asset of the Corporation.

               c. The Employee also understands and agrees that his participation in the acquisition of any such general asset for the Corporation shall not constitute a representation to the Employee, his designated recipient, or any person claiming through the Employee that any of them has a special or beneficial interest in such general asset.

          9.   INDEPENDENCE OF BENEFITS.  The benefits payable
               ------------------------
under this Agreement shall be independent of, and in addition to, any other benefits or compensation, whether by salary, or bonus or otherwise, payable under any other employment agreements that now exist or may hereafter exist from time to time between the Corporation and the Employee. This Agreement between the Corporation and the Employee does not involve a reduction in salary or foregoing of an increase in future salary by the Employee. Nor does the Agreement in any way affect or reduce the existing and future compensation and other benefits of the Employee except possibly as to the unqualified salary continuation plan hereby amended.

          10.  ACCELERATION OF PAYMENTS.  The Corporation
               ------------------------
reserves the right to accelerate the payment of any benefits payable under this Agreement without the consent of the Employee, his estate, his designated recipients, or any other person claiming through the Employee.

          11.  LEAVE OF ABSENCE.  The Corporation may, in its
               ----------------
sole discretion, permit the Employee to take a leave of absence for a period not to exceed one year. During such leave, the Employee will still be considered to be in the continuous employment of the Corporation for purposes of this Agreement.

          12.  ASSIGNABILITY.  Except insofar as this provision
               -------------
may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any benefits under this Agreement shall be valid or recognized by the Corporation.

          13.  AMENDMENT.  During the lifetime of the employee,
               ---------
this Agreement may be amended or revoked at any time, in whole or in part, by the mutual written agreement of the parties.
Employee and Corporation further agree that this Agreement may be amended as needed from time to time to comply with the requirements or mandates of the Internal Revenue Code, ERISA and/or any other law or regulation directly impacting upon Employee and Corporation and their relationship arising out of the terms and conditions of this Agreement.

          14.  LAW GOVERNING.  This Agreement shall be governed
               -------------
by the laws of the state of West Virginia. This Agreement is solely between the Corporation and the Employee. Further, the Employee, his designated recipients or other persons claiming through the Employee shall only have recourse against the Corporation for enforcement of the Agreement. However, it shall be binding upon the designated recipients, beneficiaries, hairs, executors and administrators of the Employee and upon the successors and assigns of the Corporation.

                              VALLEY WELDING SUPPLY COMPANY,
                              a corporation



(CORPORATE SEAL)              By
                                ---------------------------------
                                   Its President and CEO




                              -----------------------------------
                                   John Bushwack

                           SCHEDULE A
                           ----------

          It is agreed this 5th day of October, 1992, that the Corporation shall make payment at death to the designated recipient(s) as follows: $1,000 per month, beginning within thirty days of death, continuously for a period of eighty-four
(84) months.

                              VALLEY WELDING SUPPLY COMPANY,
                              a corporation



                              By
                                ---------------------------------
                                   Its President and CEO




                              -----------------------------------
                                   John Bushwack

                           SCHEDULE B
                           ----------

 DESIGNATION OF SALARY CONTINUATION AND DEATH BENEFIT RECIPIENT
 --------------------------------------------------------------

          I, JOHN BUSHWACK, request the Corporation (mark/change) its records to reflect CAROLINE B. BUSHWACK as the designated recipient(s) of the Salary Continuation Benefit payable under Provision 4, and the Death Benefit payable under Provision 2 of the salary continuation Agreement dated the 5th day of October, 1992, and to make payment of the Salary Continuation Benefit and the Death Benefit to the above designated recipient(s) as provided under the terms of the Agreement. You are instructed to retain the above designation until such time as you receive a new "Designation of Salary Continuation and Death Benefit Recipient" from me which makes a change.



          10/5/92
------------------------------     ------------------------------
          (Date)                   Caroline B. Bushwack

                           SCHEDULE C
                           ----------

          It is agreed this 5th day of October, 1992, that upon retirement the Corporation shall make monthly payments of $1,000 to the Employee for a period of eighty-four (84) months.

          Employee shall retire as of the first day of the month next preceding his sixty-fifth (65th) birthday or coincident therewith. However, Corporation and Employee, by mutual agreement, shall have the right to elect to extend Employee's retirement date from year to year thereafter. Such election must be made in writing by Corporation and Employee no later than the 20th day of December of the calendar year next preceding said retirement date and each succeeding applicable anniversary date thereof during any such yearly extension periods.

                              VALLEY WELDING SUPPLY COMPANY,
                              a corporation



                              By
                                ---------------------------------
                                   Its President and CEO




                              -----------------------------------
                                   Lawrence E. Bandi